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                                                                     EXHIBIT 7.6


                                   Exhibit D

                                       to

                       Preferred Stock Purchase Agreement
                       among Alliance Entertainment Corp.
                        and the Purchasers named therein

                              Registration Rights
                              -------------------


     1.  Definitions.  As used in this Exhibit D, the following terms shall have
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the following meanings:

     "Common Stock" means Common Stock, par value $0.0001 per share, of the
      ------------
Company, including without limitation the Conversion Shares.

     "Conversion Shares" means shares of Common Stock issued or issuable upon
      -----------------
conversion of Preferred Stock.

     "Preferred Stock" means the Company's Series B Convertible Preferred Stock,
      ---------------
par value $0.01 per share, or Series C Convertible Preferred Stock, par value $0.01 per share.

     "Pro Rata" means, with respect to the shares of Common Stock that a
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Registering Stockholder has requested be included in an underwritten public offering, but which are to be excluded in part from such offering as provided in this Exhibit D, the same proportion of the aggregate number of shares of Common Stock to be excluded from such offering as the aggregate number of shares of Common Stock held by such Registering Stockholder bears to the aggregate number of shares of Common Stock held by all Registering Stockholders whose shares are to be excluded in part.

     "Purchase Agreement" means the Purchase Agreement dated as of December 20,
      ------------------
1996, among the Company and the Purchasers named therein, to which this Exhibit D is attached.

     "Registrable Securities" means, collectively, (i) Common Stock of the
      ----------------------
Company issued to Stockholders and (ii) Common Stock issued or issuable by way of stock dividend or stock split or upon the exercise of stock options or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise with respect to Registrable Securities. Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration
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statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) such securities shall have been otherwise transferred, new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require the registration or qualification of such securities under the Securities Act or any similar state law then in effect.

     "Registration Expenses" means all expenses incident to the Company's
      ---------------------
performance of or compliance with this Exhibit D and the completion of transactions relating thereto including, without limitation, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all printing expenses, the fees and disbursements of the Company's independent public accountants, including the expenses of any special audits, reviews, compilations or other reports or information required by or incident to such performance and compliance, and any fees or expenses of counsel for the Company and of one special counsel to represent the holders on whose behalf Registrable Securities are being registered, but excluding any underwriting discounts and commissions with respect to such Registrable Securities, which shall be borne by the holder on whose behalf such Registrable Securities are being registered.

     "Stockholder" means a Purchaser or any other holder of Common Stock or
      -----------
Preferred Stock.

Unless otherwise defined herein, capitalized terms used in this Exhibit D have the meanings assigned to them in the Purchase Agreement.

     2.  Registration on Request.  (a)  Upon the written request of either WCI,
         -----------------------
CVI or BTC, (each a "Requesting Stockholder"), requesting that the Company
                     ----------------------
effect the registration under the Securities Act of all or part of the Conversion Shares held by such Requesting Stockholder and specifying the intended method or methods of disposition of such Conversion Shares, the Company will promptly give written notice of such requested registration by registered or certified mail, return receipt requested, to all Stockholders holding Registrable Securities and thereupon will use its best efforts to effect, at the earliest possible date, the registration, under the Securities Act, subject to
Section 2(d), of

            (i) the Conversion Shares which the Company has been so requested to register by such Requesting Stockholder, for disposition as stated in such request, and

            (ii) all other Registrable Securities which the Company has been requested to register by Stockholders

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     holding Registrable Securities (which Stockholders, together with the
     Requesting Stockholders, are referred to herein as "Registering
                                                         -----------
     Stockholders") by written request delivered to the Company within thirty
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     (30) days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities),

all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be so registered, provided that (A) if the Company shall have previously effected a
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registration of which notice has been given to all Stockholders holding
Registrable Securities pursuant to Section 3, in which either Requesting Stockholder wishing to do so was permitted to sell all Registrable Securities they desired to sell, the Company shall not be required by either Requesting Stockholder to effect a registration pursuant to this Section 2 until a period of 90 days shall have elapsed from the effective date of the most recent such previous registration, and (B) the Company shall not be obligated to effect more than two such registrations for CVI and WCI together and two such registrations for BTC. Each registration requested pursuant to this Section 2 shall be effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which the Company is qualified to use).

          (b) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities effected by the Company pursuant to this Section 2.

          (c) The Company will not register securities for sale for the account of any Person other than (i) the Company, and (ii) holders of Registrable Securities. The Company will not grant to any Person the right to request a registration of securities except pursuant to Section 2(a); provided, however, the Company has granted such rights pursuant to the Stock Acquisition and Merger Agreement dated as of August 15, 1996 and Exhibit I thereto. The Company may grant incidental rights to participate in registrations comparable to those granted in Section 3.

          (d) If the registration so requested by the Requesting Stockholder involves an underwritten offering of the securities so being registered, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and the managing underwriter of such underwritten offering shall advise the Company in writing that, in its opinion, the distribution of all or a specified portion of the Registrable Securities which the Registering Stockholders have requested to register under Section 2(a)(i) or (ii) will

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cause the total number of securities to be distributed to exceed the number which can be sold in an orderly manner within a price range acceptable to the holders of a majority of the Registrable Securities initially requesting the registration, then the Company will promptly furnish each Registering Stockholder a copy of the opinion of the managing underwriter, will register the shares of Common Stock which the Registering Stockholders have requested pursuant to Section 2(a)(i) or (ii) in an amount not to exceed the maximum number of shares that the managing underwriter deems advisable and, to the extent necessary so that the aggregate number of shares to be registered does not exceed the maximum amount the managing underwriter deems advisable, will first reduce the number of shares that each Registering Stockholder, other than a Requesting Stockholder, has requested to register pursuant to Section 2(a)(ii), Pro Rata, and then, to the extent necessary, reduce the number of shares that the Requesting Stockholder has requested to register pursuant to
Section 2(a)(i) or (ii), Pro Rata.

          (e) If requested by the underwriters for any underwritten offering of Registrable Securities on behalf of a holder or holders of Registrable Securities pursuant to a registration requested under this Section 2, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution provisions to the effect and to the extent provided in Section 6.

          (f) If, at any time after requesting registration pursuant to Section 2(a) and prior to the effective date of the registration statement filed in connection with such registration request, any Requesting Stockholder shall determine for any reason not to register such Registrable Securities, such Requesting Stockholder may, at its election, give written notice of such determination to the Company. The Company shall then be relieved of its obligations to register any Registrable Securities in connection with such Requesting Stockholder's registration request (but not its obligation to pay the Registration Expenses in connection therewith as provided in Section 2(b)), without prejudice, however, to the rights pursuant to Section 2(a) of any other Registering Stockholders to request that such registration be effected.

          (g) In connection with the first request for registration pursuant to
Section 2(a), the Company may, within fifteen (15) days after its receipt of such request, give the Requesting Stockholder notice that it is the good faith intention of the Company to register securities under the Securities Act for sale for its own account. Thereafter, the

                                       4
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provisions of Section 3 shall govern, and the Requesting Stockholders'
registration request under Section 2(a) shall be deemed rescinded. The Requesting Stockholders shall again be entitled to request such registration under Section 2(a), but not sooner than the earliest of (i) ninety (90) days after the effective date of the Company's registration, (ii) the Company's determination (of which the Company shall promptly notify the holders of Registrable Securities) not to proceed with its registration of securities, and
(iii) the Company's failure to use best efforts to effect the registration of its securities.

          (h) In connection with any request for registration pursuant to
Section 2(a), the Company may, on one occasion only, upon a good-faith determination by the Company's Board of Directors that such a registration would interfere with the completion of a proposed corporate transaction, notify the Requesting Stockholder that it intends to defer such registration for up to one hundred twenty (120) days. In such event the Requesting Stockholder may rescind their registration request, and shall again be entitled to request such registration under Section 2(a), but not sooner than the end of the period of deferral determined by the Company.

          3.   Incidental Registrations.  (a)  If, at any time, the Company
               ------------------------
proposes to register any of its securities under the Securities Act, whether or not for sale for its own account, on a form and in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration, and upon the written request of any such holder delivered to the Company within thirty (30) days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders of Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:
                                                --------

             (i) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable

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

     Securities and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided in Section 3(b)), without prejudice however to the rights of any Requesting Stockholder to request that such registration be effected as a registration under Section 2(a);

             (ii) if the registration so proposed by the Company involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, to be distributed (on a firm commitment basis) by or through one or more underwriters of recognized standing under underwriting terms appropriate for such a transaction, and the managing underwriter of such underwritten offering shall advise the Company in writing that, in its opinion, the distribution of all or a specified portion of the Registrable Securities which the Registering Stockholders have requested the Company to register in accordance with this
     Section 3(a) concurrently with the securities being distributed by such underwriters will cause the total number of securities to be distributed to exceed the number which can be sold in an orderly manner within a price range acceptable to the Company or the holders of the other securities to be distributed, as the case may be, then the Company will promptly furnish each such holder of Registrable Securities with a copy of such opinion and may deny, by written notice to each such holder accompanying such opinion, the registration of all or a specified portion of such Registrable Securities (in case of a denial as to a portion of such Registrable Securities, such portion to be allocated Pro Rata among such holders; provided that, if such registration as initially proposed by the Company was in whole or in part requested by holders of securities of the Company pursuant to demand registration rights the Company will include in such registration to the extent of the amount of securities which the managing underwriter advises the Company can be sold in such offering, (x) first, such securities held by the holders initiating such registration and, if applicable, any securities proposed by the Company to be sold for its own account, allocated in accordance with the priorities then existing among the Company and such holders, and (y) second, any Registrable Securities requested to be included in such registration by Requesting Holders and any other securities of the Company proposed to be included in such registration (1) as between such Registrable Securities and such other securities, pro rata on the basis of the numbers of such Registrable Securities and such other securities, respectively, (2) as among such Registrable Securities, pro rata on the basis of the number of Registrable Securities requested to be included by such holders and (3) as among such other securities, allocated among the holders thereof in accordance with the priorities then existing among the Company and the holders of such other securities and any securities so excluded shall be withdrawn from and shall not be included in such incidental registration; and

             (iii) the Company shall not be obligated to effect any registration of Registrable Securities under this Section 3 incidental to the registration of any of its securities in connection with dividend reinvestment plans or stock option or other employee benefit plans.

          (b) The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.

          4.   Registration Procedures.  (a)  If and whenever the Company is
               -----------------------
required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2 or 3, the Company will as expeditiously as possible:

             (i) prepare and promptly file with the Commission a registration statement with respect to such Registrable Securities (in any event, use its best efforts to file such registration statement within sixty (60) days after the end of the period within which requests for registration may be delivered to the Company) and use its best efforts to cause such registration statement to become effective;

             (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities and other securities covered by such registration statement until the earlier of such time as all of such Registrable Securities and other securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or the expiration of nine (9) months after such registration statement becomes effective;

             (iii) furnish to each seller of such Registrable Securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary

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     prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such seller may reasonably request;

             (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as each seller (or in an underwritten offering, the managing underwriter) shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

             (v) furnish to each seller of Registrable Securities by means of such registration a signed counterpart, addressed to such seller, of (A) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement speaking both as of the effective date of the registration statement and the date of the closing under the underwriting agreement)and
     (B) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, as such seller may reasonably request;

             (vi) immediately notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or other securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

             (vii) otherwise comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

             (viii) use its best efforts to list such securities on the New York Stock Exchange and each securities exchange on which the Common Stock of the Company is then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange, and, if necessary, provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement.

The Company may require each such holder of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such holder and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith.

          (b) If the Company at any time proposes to register any of its securities under the Securities Act (other than pursuant to a request made under
Section 2), and such securities are to be distributed by or through one or more underwriters, the Company will make reasonable efforts, if requested by any holder of Registrable Securities who requests incidental registration of Registrable Securities in connection therewith pursuant to Section 3, to arrange for such underwriters to include such Registrable Securities among those securities to be distributed by or through such underwriters, provided that, for
                                                              --------
purposes of this sentence, reasonable efforts shall not require the Company to reduce the amount or sale price of such securities proposed to be so distributed. In all registrations under Section 2 or Section 3 hereof, the holders of Registrable Securities on whose behalf Registrable Securities are to be distributed by underwriters shall be parties to any underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such holders of Registrable Securities.

          (c) Whenever a registration requested pursuant to Section 2 is for an underwritten offering, the holders of a majority of the Registrable Securities included in such registration shall have the right to select the managing underwriter to administer the offering subject to the approval of the Company, such approval not to be unreasonably withheld. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the managing underwriter shall be selected by the Company and approved by the holders of Registrable Securities requesting registration thereof, such approval not to be unreasonably withheld.

          (d) If any registration pursuant to Section 2 or 3 shall be made in connection with an underwritten public offering, each holder of Registrable Securities agrees by acquisition of such Registrable Securities, if so required by the managing underwriters, not to effect any public sale or distribution of Registrable Securities (other than as part of such underwritten public offering) within the period of time between seven days prior to the effective date of such registration statement and one hundred twenty (120) days after the effective date of such registration statement.

          5.   Preparation; Reasonable Investigation.  In connection with the
               -------------------------------------
preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to review and comment upon such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

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

          6.  Indemnification; Contribution.  (a)  In the event of any
              -----------------------------
registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless in the case of any registration statement filed pursuant to Section 2 or 3, the holder of any Registrable Securities covered by such registration statement, its directors and officers, each officer and director of each underwriter, each other person who participates as an underwriter in the offering or sale of such securities and each other person, if any, who controls such holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages, liabilities and expenses, joint or several, to which such holder or any such director or officer or participating or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings or investigations in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus (unless, with respect to the indemnification of the officers and directors of each underwriter and each other person participating as an underwriter, any such statement is corrected in a subsequent prospectus and the underwriters are given the opportunity to circulate the corrected prospectus to all persons receiving the preliminary prospectus), final prospectus or summary prospectus included therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or (y) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(z) any violation by the Company of any securities laws, and the Company will reimburse such holder and each such director, officer, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not
                                 --------  -------
be liable to any seller, director, officer, participating person or controlling person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company in an instrument executed by or under the direction of such seller, director, officer, participating person or controlling person for use in the preparation thereof, which information was specifically stated to be for use in the registration statement, prospectus, offering circular or other document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, participating person or controlling person and shall survive the transfer of such securities by such seller. The Company shall agree to provide for contribution relating to such indemnity as shall be reasonably requested by any seller of Registrable Securities or the underwriters.

          (b) The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2(a), that the Company shall have received an undertaking satisfactory to it from the prospective sellers of such securities and their underwriters, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 6) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus included therein, or any amendment or supplement thereto, but only if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such sellers or their underwriters specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such sellers. Anything contained herein to the contrary notwithstanding, the maximum liability of each prospective seller in the case of each prospective seller shall be limited to an amount equal to the net proceeds actually received by such prospective seller from the sale of such Registrable Securities.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 6, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided,
                                                                 --------
however, that the failure of any indemnified party to give notice as provided
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herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6 except to the extent that the indemnifying party's rights are prejudiced, or liabilities and obligations under this Section 6 are increased, as a result of such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof unless (i) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (ii) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (iii) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other person represented by such counsel in such proceeding or the indemnified party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not be liable for any settlement of any proceeding effected without the written consent of such indemnifying party (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) Indemnification and contribution similar to that specified in this
Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any federal or state law or regulation or governmental authority other than the Securities Act.

          (e) The rights and obligations of the parties under this Section 6 shall survive any termination of the Purchase Agreement.

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